Exhibit 10.13.6

LEASE FOR STORAGE

NORTHSTAR BUILDING
MINNEAPOLIS, MN

CERTAIN BASIC LEASE PROVISIONS AND DEMISE OF LEASE

1.             The following are certain basic Lease provisions which, in part, comprise this Lease and may be referred to in subsequent provisions of this Lease.

1.1      LANDLORD: T.H.S. NORTHSTAR ASSOCIATES LIMITED PARTNERSHIP

1.2      TENANT: FISHNET.COM, INC.

1.3      PREMISES: SUITES #: C-210 and D-310 TOTAL SQ.FT.: 200 FLOOR: Ramp Level C and D

1.4      TENANTS USE: STORAGE OF AIR CONDITIONING EQUIPMENT

1.5      RENT:

Period:	Amount of Rent payable per month
08/01/99 – 06/30/01	$116.67
07/01/01 – 06/30/03	$125.00
07/01/03 – 06/30/05	$133.33

1.6      TERM:                        Approximately six (6) years
Commencement Date: August 1, 1999
Expiration Date: June 30, 2005

1.7      EXHIBITS (attached and incorporated):          “A”- Premises

Landlord leases to Tenant and Tenant leases from Landlord the above-described Premises (“Premises”) as shown hatched on the plan attached as Exhibit “A,” in “as-is” condition in the Northstar Parking Ramp, Minneapolis, Minnesota (“Ramp”), on the conditions stated in the “Master Lease”, as amended, between the parties dated March 10, 1998, incorporated by reference, collectively, “Master Lease”, except as modified by Articles 1-12 (and any “RIDER” provisions which may be attached).

Dated:	July 11, 1999

LANDLORD		TENANT

By:	/s/ Cynthia K. Yott	By:	/s/ Steven Solbrack
Cynthia K. Yott
Vice President and Asst. Secretary		Its:	CFO

By:	/s/ Stephen E. Budorick
Stephen E. Budorick
Senior Vice President

Landlord’s Address for Notices:	Tenant’s Address for Notices:
608 Second Avenue South - Suite #725	608 Second Avenue South - Suite #167
Minneapolis, MN 55402	Minneapolis, MN 55402

2.             PREMISES

Landlord has no obligation, and has made no promise, to alter, remodel, improve, repair, decorate or paint any portion of the Premises.

3.             USE

Limited Use of the Premises is a material condition of this Lease. Therefore, the Premises shall be used only for the purposes of “Tenant’s Use” identified at Article 1.4, and for no other purpose. Any other use of the Premises shall constitute a material breach of this Lease, and Landlord may immediately terminate this Lease. If Tenant uses the Premises for a use other than that consistent with Article 1.4, then Landlord, at its sole discretion, may increase the Rent to the rental rate currently in effect under the Master Lease.

4.             TERM

The Term shall be six (6) years, commencing on the “Commencement Date” identified at Article 1.6. If Landlord for any reason cannot deliver possession of the Premises to Tenant on the Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting from delayed delivery.

5.             RENT

Tenant shall pay to Landlord Rent for the Premises as identified at Article 1.5, which shall be payable in equal monthly installments in advance on the first day of the month. If the Commencement Date is other than the first day of the calendar month, then the monthly rent for the first and last fractional month shall be appropriately prorated. Tenant shall have no obligation to pay Taxes or Operating Expenses for the Premises.

6.             SERVICES

Landlord shall arrange for furnishing electricity in quantities sufficient for lighting the Premises. Tenant shall pay charges for electricity according to the Master Lease.

7.             ABNORMAL LOADING

Tenant shall store only such equipment and materials in such quantity and weight as the Ramp is fitted for in its present condition. Tenant agrees that in storing such equipment and material Tenant shall not stress Ramp floors and supports beyond their normal capacity.

8.             INSURANCE

Tenant shall furnish Landlord with insurance policies or a rider to existing policies certifying insurance coverage according to the requirements of the Master Lease.

9.             SURRENDER OF PREMISES

9.1 At the expiration of this Lease Tenant shall surrender the Premises in the same condition as received, ordinary wear and tear excepted.

9.2 If at the end of the term, Tenant fails to remove any of its personal property from the Premises, the same shall be deemed abandoned or, at the option of Landlord, may be removed by Landlord and stored for a reasonable time at Tenant’s expense.

10.           BUILDING PLANNING

At any time after the Commencement Date, Landlord may (upon at least seven (7) days prior notice) substitute for the Premises other premises in the Ramp (the “New Premises”) provided that the New Premises will be similar to the Premises in area and useable for Tenant’s purpose. Landlord will also pay the reasonable expenses of Tenant’s moving from the Premises to the New Premises. Such move will be made during evenings, weekends, or otherwise so as to incur the least inconvenience to Tenant.

11.           CROSS-DEFAULT

Default by Tenant under the Master Lease shall be deemed to be a default by Tenant under this Lease; likewise, default by Tenant under this Lease shall be deemed to be a default by Tenant under the Master Lease.

12.           INCORPORATION OF MASTER LEASE

All applicable provisions and conditions of the Master Lease, including the “Rider,” “Exhibits” and “Rules and Regulations,” which have not been modified or supplemented by this Storage Lease are ratified, confirmed and incorporated by reference in this Storage Lease. Termination for any reason of the Master Lease shall automatically terminate this Storage Lease.

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EXHIBIT A
NORTHSTAR
PLAN DELINEATING THE PREMISES
SUITES #C-210 and D-310